As filed with the Securities and Exchange Commission on October 6, 2008
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SINO FIBRE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	76-0616470
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

The Chrysler Building 405 Lexington Avenue, 26th Floor
New York, New York 10174
(Address of Principal Executive Offices, including Zip Code)

Sino Fibre Communications, Inc.
2008 Stock Incentive Plan
(full title of the plan)

Daniel McKinney
The Chrysler Building 405 Lexington Avenue, 26th Floor
New York, New York 10174
 (Name and address of agent for service)

+852-3101-7366
 (Telephone number, including area code, of agent for service)

With a copy to:

Ruba Qashu, Esq.
Fei Pang, Esq.
RICHARDSON & PATEL LLP
10900 Wilshire Boulevard, Suite 500
Los Angeles, California 90024
(310) 208-1182

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer [ ]	Accelerated Filer [ ]
Non-Accelerated Filer [ ]	Smaller Reporting Company [X]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value Common Stock, $0.001 par value	600,000 shares(2) 3,400,000 shares(3)	$0.27(4) $0.27(4)	$162,000 $918,000	$9.04 $51.22
Total	4,000,000 shares		$1,080,000	$60.26
(1)
Pursuant to Rule 416 of the Securities Act, this registration statement shall also cover any additional shares of common stock that shall become issuable by reason of any stock dividend, stock split, recapitalization, or other similar transaction by the Registrant.

(2)	Represents shares of common stock reserved for issuance and granted under our 2008 Equity Compensation Plan.
(3)	Represents shares of common stock reserved for issuance and available for grant under The Sino Fibre Communications, Inc. 2008 Stock Incentive Plan.
(4)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, the price per share and aggregate offering price are based upon the average bid and ask prices of the common stock of the Registrant as listed on the OTC Bulletin Board on September 30, 2008.

2

EXPLANATORY NOTE

Sino Fibre Communications, Inc.  has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register shares of its common stock, $0.001 par value per share.  Under cover of this Form S-8 is a reoffer prospectus that Sino Fibre Communications, Inc. prepared in accordance with Part I of Form S-3 under the Securities Act.  The reoffer prospectus may be utilized for reofferings and resales of shares of common stock acquired by the Selling Shareholders.

3

PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

This Registration Statement relates to two separate prospectuses.

Section 10(a) Prospectus: Items 1 and 2, from this page, and the documents incorporated by reference pursuant to Part II, Item 3 of this prospectus, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

Reoffer Prospectus: The material that follows Item 2, beginning on Page P-1 through P-24, up to but not including Part II of this Registration Statement, beginning on Page 25, of which the reoffer prospectus is a part, constitutes a "reoffer prospectus," prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act. Pursuant to Instruction C of Form S-8, the reoffer prospectus may be used for reoffers or resales of common shares which are deemed to be "control securities" or "restricted securities" under the Securities Act that have been acquired by the selling shareholders named in the reoffer prospectus.

Item 1.            Plan Information.

The documents containing the information specified in Item 1 will be sent or given to participants in the Sino Fibre Communications, Inc. 2008 Stock Incentive Plan (the “2008 Stock Incentive Plan”) as specified by Rule 428(b)(1) of the Securities Act.  Such documents are not required to be and are not filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.            Registrant Information and Employee Plan Annual Information.*

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

Daniel McKinney
The Chrysler Building 405 Lexington Avenue, 26th Floor
New York, New York 10174
(212) 907-6522

*                 Information required by Part I to be contained in Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, and Note to Part I of Form S-8.

I-1

REOFFER PROSPECTUS

Sino Fibre Communications, Inc.
600,000 Shares of Common Stock

This reoffer prospectus relates to the sale of up to 600,000 shares of our common stock, $0.001 par value per share, which may be offered and resold from time to time by certain eligible Selling Shareholders for their own account issuable pursuant to our 2008 Stock Incentive Plan. It is anticipated that the Selling Shareholders will offer common shares for sale at prevailing prices on the OTC Bulletin Board on the date of sale. We will receive no part of the proceeds from sales made under this prospectus.

We will pay all expenses, except for any brokerage expenses, fees, discounts and commissions, which will all be paid by the Selling Shareholders, incurred in connection with the offering described in this prospectus.

Our common stock is quoted on the OTC Bulletin Board under the symbol “SFBE”. The closing sale price for our common stock on September 30, 2008 was $0.30 per share.

The prices at which the Selling Shareholders may sell the shares of common stock that are part of this offering will be determined by the prevailing market price for the shares at the time the shares are sold, or at such a price negotiated price or prices determined, from time to time, by the Selling Shareholders. See “Plan of Distribution.”  The Selling Shareholders may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with the sale of their common stock under this prospectus.

We will not receive any of the proceeds from the sale of the shares of common stock owned by the Selling Shareholder.  Prospective investors should read this prospectus and any amendment or supplement hereto together with additional information described under the heading “Where You Can Find Additional Information.”

Our principal executive offices are located at The Chrysler Building 405 Lexington Avenue, 26th Floor, New York, New York 10174, and our telephone number is +852-3101-7366. Our home page on the Internet can be located at www.sinofibre.com.  Information included on our website is not part of this prospectus.

Since our Company does not currently meet the registrant requirements for use of Form S-3, the amount of common shares which may be resold by means of this reoffer prospectus by each of the Selling Shareholders, and any other person with whom he or she is acting in concert for the purpose of selling securities of our Company, must not exceed, in any three month period, the amount specified in Rule 144(e) promulgated under the Securities Act.

SEE THE SECTION OF THIS DOCUMENT TITLED “RISK FACTORS” BEGINNING ON PAGE P-5 FOR CERTAIN FACTORS RELATING TO AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED HEREBY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is October 6, 2008.

SINO FIBRE COMMUNICATIONS, INC.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.  THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the heading “Risk Factors” in this prospectus. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” or similar expression, variations of those terms or the negative of those terms to identify forward-looking statements. The forward-looking statements specified in the following information have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. No assurance can be given that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update any such forward-looking statements.

PROSPECTUS SUMMARY

As used herein, the terms “prospectus” and “herein” mean this prospectus including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time.  This summary highlights information contained elsewhere in this prospectus. It does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including the section entitled "Risk Factors" and our consolidated financial statements and the related notes.

OVERVIEW

Sino Fibre Communications, Inc. (“Sino Fibre” or the “Company”) was incorporated in Nevada on August 19, 1999 as “Pacific Rim Solutions Inc.” to market and distribute an oxygen enriched water product called biocatalyst in the province of British Columbia.  However, as a result of a dispute with the original license holder, we decided to discontinue all operations relating to biocatalyst.  On January 30, 2006, we changed our name to “Sino Fibre Communications, Inc.” to reflect our current business of marketing Chinese fiber optical services primarily to non-Chinese foreign telecommunications carriers and corporate users.

We promote low cost fiber optical systems to non-Chinese international telecommunications companies and large corporations that desire intercity connections within China.  The systems we provide are products and services created and owned by Sino-Con Telecom Group Co., Ltd, a Chinese licensed broadband carrier that provides broadband domestic and international services to telecommunications providers over a Chinese nationwide fiber optic network that it owns.  Sino-Con owns 32,000 kilometer optical fiber network in China that covers 156 cities and 31 provinces with emphasis on the greater Shanghai area and the Pearl River Delta.

Sino-Con fiber optic backbone provides a fiber optic network within China that allows for long distance and local telephone services, Internet services, television services, and wireless LAN services. Our role will be to market leasing these optic fiber services to non-China corporations. Sino-Con offers a variety of services over broadband cable systems, including video, high-speed Internet and phone.  Over the past several years, it has increased the reliability and capacity of its systems, enabling it to deliver new services, such as digital cable, high-speed Internet and IP-enabled phone.

Our principal executive offices are located at The Chrysler Building, 405 Lexington Avenue, 26th Floor, New York, New York 10174.  Our telephone number is (212) 907-6522.

The Offering

Common stock outstanding before the offering	34,255,573shares

Common stock offered pursuant to this prospectus	600,000 shares

Common stock to be outstanding after the offering	34,855,573shares

OTC Bulletin Board Symbol	SFBE. OB

Risk Factors	The purchase of common stock involves a high degree of risk. You should carefully review and consider “Risk Factors” beginning on page P-5

RISK FACTORS

Our business, financial condition and operating results, or the value of any investment you make in the stock of our Company, or both, could be adversely affected by any of the factors listed and described below.  These risks and uncertainties, however, are not the only ones that we face.  Additional risks and uncertainties not currently known to us, or that we currently think are immaterial, may also impair our business operations or the value of your investment.

Business Risks

Our independent auditors have issued a going concern opinion which raises substantial doubt as to our ability to continue as a going concern.

Our independent registered public accountants issued a “going concern” opinion as of December 31, 2007, indicating there is substantial doubt that we can continue as an ongoing business without additional financing and/or generating profits.  If we are unable to do so, we will have to limit or completely curtail operations and such curtailment could have a material adverse affect on the future of our business.

Our limited operating history in our current line of business may not serve as an adequate basis to judge our future prospects and results of operations.

We have a limited operating history. We commenced our current business operations in 2005.  Our limited operating history and the unpredictability of our industry make it difficult for investors to evaluate our business and future operating results. An investor in our securities must consider the risks, uncertainties and difficulties frequently encountered by recent companies in new and rapidly evolving markets. The risks and difficulties we face include challenges in accurate financial planning as a result of limited historical data and the uncertainties resulting from having had a relatively limited time period in which to implement and evaluate our business strategies as compared to older companies with longer operating histories.

Our business is currently dependent on one client.  If we are unable to attract new clients, we will be unable to generate enough revenue to yield profit.

We have one client.  We may not be able to attract additional clients due to competition among our current client and potential clients.  Further, we have not conducted any market research with regards to  the marketability of our services.  Even if we are able to attract additional clients, there is no guarantee that we will generate revenues sufficient to yield a profit.  If we are unable to generate a profit, we will have to suspend or cease operations.

In 2007, we raised $650,000 in private offerings of our common stock and convertible debt that we are using for our operations. We may not be able to manage the expansion of our operations effectively, which may have an adverse effect on our business and results of operations.

We have just initiated our operations.  We raised net proceeds of $650,000 from private placement financings of common stock and convertible debt in 2007. We have already spent $271,268 and need additional funds in order to continue our operations. If we are unable to raise additional funds through financing activity, you could lose your entire investment. Further, we cannot assure you that our current and planned operations, personnel, systems, internal procedures and controls will be adequate to support our growth. If we are unable to manage our growth effectively, we may not be able to take advantage of market opportunities, execute our business strategies or respond to competitive pressures, any of which could have an adverse affect on our business and results of operations.

We do not currently have an adequate marketing budget, so we will be limited our marketing activities.  Insufficient market will harm our efforts to increase our customer base, and is likely to adversely affect our business and results of operations.

Because we are small and do not have much capital, we must limit marketing our services.  The sale of services is our only anticipated source of generating revenue.  Because we will be limiting our marketing activities, we may not be able to attract enough clients to operate profitably.  If we are unable to operate profitably, we may have to suspend or cease operations and you will lose your investment.

Because our operations are all located outside of the United States and are subject to Chinese laws, any change of Chinese laws may adversely affect our business.

All of our operations are outside the United States and in China, which exposes us to risks, such as exchange controls and currency restrictions, currency fluctuations and devaluations, changes in local economic conditions, changes in Chinese laws and regulations, exposure to possible expropriation or other Chinese government actions, and unsettled political conditions.  These factors may have a material adverse effect on our operations or on our business, results of operations and financial condition.

Our international expansion plans subject us to risks inherent in doing business internationally.

Our long-term business strategy relies on the expansion of our international sales by targeting markets outside China, such as the United States.  Risks affecting our international expansion include challenges caused by distance, language and cultural differences, conflicting and changing laws and regulations, foreign laws, international import and export legislation, trading and investment policies, foreign currency fluctuations, the burdens of complying with a wide variety of laws and regulations, protectionist laws and business practices that favor local businesses in some countries, foreign tax consequences, higher costs associated with doing business internationally, restrictions on the export or import of technology, difficulties in staffing and managing international operations, trade and tariff restrictions, and variations in tariffs, quotas, taxes and other market barriers.  These risks could harm our international expansion efforts, which could in turn materially and adversely affect our business, operating results and financial condition.

We face risks associated with currency exchange rate fluctuations, any adverse fluctuation may adversely affect our operating margins.

Although we are incorporated in the United States, the majority of our current revenues are in Chinese currency.  Conducting business in currencies other than U.S. dollars subjects us to fluctuations in currency exchange rates that could have a negative impact on our reported operating results.  Fluctuations in the value of the U.S. dollar relative to other currencies impact our revenues, cost of revenues and operating margins and result in foreign currency translation gains and losses.  Historically, we have not engaged in exchange rate hedging activities. Although we may implement hedging strategies to mitigate this risk, these strategies may not eliminate our exposure to foreign exchange rate fluctuations and may involve costs and risks of their own, such as ongoing management time and expertise, external costs to implement the strategy and potential accounting implications.

If relations between the United States and China worsen, our stock price may decrease and we may have difficulty accessing the U.S. capital markets.

At various times during recent years, the United States and China have had disagreements over political and economic issues.  Controversies may arise in the future between these two countries. Any political or trade controversies between the United States and China could adversely affect the market price of our common stock and our ability to access U.S. capital markets.

The Chinese government could change its policies toward private enterprises, which could adversely affect our business.

Our business is subject to political and economic uncertainties in China and may be adversely affected by its political, economic and social developments.  Over the past several years, the Chinese government has pursued economic reform policies including the encouragement of private economic activity and greater economic decentralization.  The Chinese government may not continue to pursue these policies or may alter them to our detriment from time to time.  Changes in policies, laws and regulations, or in their interpretation or the imposition of confiscatory taxation, restrictions on currency conversion, restrictions or prohibitions on dividend payments to stockholders, devaluations of currency or the nationalization or other expropriation of private enterprises could have a material adverse effect on our business.  Nationalization or expropriation could result in the total loss of our investment in China.

The economic, political and social conditions in China could affect our business.

Substantially all of our business, assets and operations are located in China.  The economy of China differs from the economies of most developed countries in many respects, including government involvement, level of development, growth rate, control of foreign exchange, and allocation of resources.  The economy of China has been transitioning from a planned economy to a more market-oriented economy.  Although the Chinese government has implemented measures recently emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the Chinese government.  In addition, the Chinese government continues to play a significant role in regulating industry by imposing industrial policies. It also exercises significant control over China's economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.  Therefore, the Chinese government's involvement in the economy could adversely affect our business operations, results of operations and/or financial condition.

The significant but uneven growth in the economy of China in the past 20 years could have an adverse effect on our business and results of operations.

The Chinese government has implemented various measures from time to time to control the rate of economic growth.  Some of these measures benefit the overall economy of China, but may have a negative effect on us.

Government control of currency conversion and future movements in exchange rates may adversely affect the Company's operations and financial results.

We will receive substantially all of our revenues in Renminbi, the currency of China.  A portion of such revenues will be converted into other currencies to meet our foreign currency obligations.  Foreign exchange transactions under our capital account, including principal payments in respect of foreign currency-denominated obligations, continue to be subject to significant foreign exchange controls and require the approval of the State Administration of Foreign Exchange in China.  These limitations could affect our ability to obtain foreign exchange through debt or equity financing, or to obtain foreign exchange for capital expenditures.  The Chinese government controls its foreign currency reserves through restrictions on imports and conversion of Renminbi into foreign currency.

Although the exchange rate of the Renminbi to the U.S. dollar has been stable since January 1, 1994, and the Chinese government has stated its intention to maintain the stability of the value of Renminbi, there can be no assurance that exchange rates will remain stable.  The Renminbi could devalue against the U.S. dollar.  Our financial condition and results of operations may also be affected by changes in the value of certain currencies other than the Renminbi in which our earnings and obligations are denominated.  In particular, a devaluation of the Renminbi is likely to increase the portion of our cash flow required to satisfy our foreign currency-denominated obligations.

Because the Chinese legal system is not fully developed, our legal protections may be limited.

The Chinese legal system is based on written statutes and their interpretation by the Supreme People's Court.  Although the Chinese government introduced new laws and regulations to modernize its business, securities and tax systems on January 1, 1994, China does not yet possess a comprehensive body of business law.  Because Chinese laws and regulations are relatively new, interpretation, implementation and enforcement of these laws and regulations involve uncertainties and inconsistencies and it may be difficult to enforce contracts.  In addition, as the Chinese legal system develops, changes in such laws and regulations, their interpretation or their enforcement may have a material adverse effect on our business operations.  Moreover, interpretative case law does not have the same precedential value in China as in the United States, so legal compliance in China may be more difficult or expensive.

It may be difficult to serve us with legal process or enforce judgments against our management or us.

All of our assets are located in China.  In addition, all of our officers, and all but two of our directors, are non-residents of the United States, and all or substantial portions of the assets of such non-residents are located outside the United States.  As a result, it may not be possible to effect service of process within the United States upon such persons to originate an action in the United States.  Moreover, there is uncertainty that the courts of China would enforce judgments of U.S. courts against us or our directors and officers based on the civil liability provisions of the securities laws of the United States or any state, or entertain an original action brought in China based upon the securities laws of the United States or any state.

Because of intense competition for telecommunication services in China, our ability to significantly complete our business plan may not materialize.

Because of competition in China for telecommunication services, we may not be able to significantly penetrate the marketplace with out services to enable us to meet objectives of our business plan.  Our failure to do so will adversely affect our market capitalization and, therefore, the price of our shares.

Because our operations involve the provision of telecommunication services in China which are subject to Chinese regulations related to telecommunications, any change of Chinese telecommunications regulations may adversely affect out business.

Our operations involve the provision of telecommunication services in China which exposes us to risks, such as changes in Chinese telecommunication regulations.  These changes in Chinese telecommunications regulations may have a material adverse effect on our operations or on our business, results of operations and financial condition.

Risks Related to Our Securities

We do not expect to pay dividends for the foreseeable future, and we may never pay dividends.  Investors seeking cash dividends should not purchase our common stock.

We currently intend to retain any future earnings to support the development of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. In addition, our ability to pay dividends on our common stock may be limited by Nevada corporate law. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize a return on their investment. Investors seeking cash dividends should not purchase our common stock.

If we fail to develop and maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud; as a result, current and potential shareholders could lose confidence in our financial reports, which could harm our business and the trading price of our common stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. Section 404 of the Sarbanes-Oxley Act of 2002 requires us to evaluate and report on our internal controls over financial reporting and have our independent registered public accounting firm annually attest to our evaluation, as well as issue their own opinion on our internal controls over financial reporting. We plan to prepare for compliance with Section 404 by strengthening, assessing and testing our system of internal controls to provide the basis for our report.

As of the end of the fiscal year ended December 31, 2007, our management concluded that our internal controls are not effective because there are material weaknesses in our internal controls over financial reporting.  A material weakness is a deficiency, or a combination of control deficiencies, in internal control over reporting such that there is a reasonable possibility that that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

The material weakness related to the monitoring and review of work preformed by our management in the preparation of audit and financial statements, footnotes and financial data provided to our registered public accounting firm in connection with the annual audit.  All of Sino Fibre's accounting functions including financial reporting are carried out and reviewed by our Chief Executive Officer who is also our principal financial officer and Sino Fibre does not have a separate audit committee at this time.  The lack of accounting staff results in a lack of segregation of duties and technical accounting experience necessary for an effective internal control system.

Sino Fibre recognizes the importance of internal controls.  As Sino Fibre is currently a development stage company with limited ongoing financial operations, management is making an effort to mitigate this material weakness to the fullest extent possible.  At present this is done by having the Chief Executive Officer review Sino Fibre's financial statements, account reconciliations and accounts payable reports that have been prepared by financial consultant for reasonableness.  All unexpected results are investigated.  At any time, if it appears that any control can be implemented to continue to mitigate such weakness, it will be immediately implemented.  If Sino Fibre grows in size and is able to generate sufficient revenue to fund its operations, management will hire additional accounting staff and implement appropriate procedures for monitoring and review of work performed by our financial consultant.

The process of strengthening our internal controls and complying with Section 404 is expensive and time consuming, and requires significant management attention, especially given that we have not yet undertaken any efforts to comply with the requirements of Section 404. We cannot be certain that the measures we will undertake will ensure that we will maintain adequate controls over our financial processes and reporting in the future. Furthermore, if we are able to rapidly grow our business, the internal controls that we will need will become more complex, and significantly more resources will be required to ensure our internal controls remain effective. Failure to implement required controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we or our auditors discover a material weakness in our internal controls, the disclosure of that fact, even if the weakness is quickly remedied, could diminish investors’ confidence in our financial statements and harm our stock price. In addition, non-compliance with Section 404 could subject us to a variety of administrative sanctions, including the suspension of trading, ineligibility for listing on one of the Nasdaq Stock Markets or national securities exchanges, and the inability of registered broker-dealers to make a market in our common stock, which would further reduce our stock price.

The application of the “penny stock” rules could adversely affect the market price of our common stock and increase your transaction costs to sell those shares.

As long as the trading price of our common shares is below $5 per share, the open-market trading of our common shares will be subject to the “penny stock” rules. The “penny stock” rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of US$1,000,000 or annual income exceeding US$200,000 or US$300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser’s written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell our common stock, and may result in decreased liquidity for our common stock and increased transaction costs for sales and purchases of our common stock as compared to other securities.

There is a limited market for our common stock.  Our common stock is thinly traded and, you may be unable to sell at or near “ask” prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Our common stock is currently listed on the OTC Bulletin Board under the symbol “SFBE”. We cannot predict the extent to which an active public market for our common stock will be sustained.  However, we do not rule out the possibility of applying for listing on the Nasdaq Global Select Market, Nasdaq Global Market, Nasdaq Capital Market (the “Nasdaq Markets”), or other exchanges.  If a trading market is sustained, we expect our common stock to continue to be “thinly-traded” on the OTC Bulletin Board, meaning that the number of persons interested in purchasing our common stock at or near bid prices at any give time may be relatively small or nonexistent. This is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-adverse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we become more seasoned and viable. As a consequence, if a market for our common stock is sustained, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer that has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price of our common stock will be particularly volatile given our status as a relatively small company with a small and thinly traded “float” that could lead to wide fluctuations in our share price. The price at which you purchase our common stock may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

The market for our common stock will be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price will be attributable to a number of factors. As noted above, our common stock is sporadically and/or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. The following factors also may add to the volatility in the price of our common stock: actual or anticipated variations in our quarterly or annual operating results; adverse outcomes; additions to or departures of our key personnel, as well as other items discussed under this “Risk Factors” section, as well as elsewhere in this prospectus.  Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain its current market prices, or as to what effect the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price. However, we do not rule out the possibility of applying for listing on the Nasdaq Markets or another exchange.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through pre-arranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

Volatility in our common stock price may subject us to securities litigation.

The market for our common stock may be characterized by significant price volatility when compared to seasoned issuers, and we expect our share price will be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

Legislative actions, higher insurance costs and potential new accounting pronouncements may impact our future financial position and results of operations.

There have been regulatory changes, including the Sarbanes-Oxley Act of 2002, and there may potentially be new accounting pronouncements or additional regulatory rulings that will have an impact on our future financial position and results of operations. The Sarbanes-Oxley Act of 2002 and other rule changes, as well as proposed legislative initiatives following the Enron bankruptcy, are likely to increase general and administrative costs and expenses. In addition, insurers are likely to increase premiums as a result of high claims rates over the past several years, which we expect will increase our premiums for insurance policies. Further, there could be changes in certain accounting rules. These and other potential changes could materially increase the expenses we report under generally accepted accounting principles, and adversely affect our operating results.

Future sales of shares of our common stock may decrease the price for such shares.

Actual sales, or the prospect of sales by our shareholders, may have a negative effect on the market price of the shares of our common stock. We may also register certain shares of our common stock that are subject to outstanding convertible securities, if any, or reserved for issuance under our stock option plans, if any. Once such shares are registered, they can be freely sold in the public market upon exercise of the options. If any of our shareholders either individually or in the aggregate causes a large number of securities to be sold in the public market, or if the market perceives that these holders intend to sell a large number of securities, such sales or anticipated sales could result in a substantial reduction in the trading price of shares of our common stock and could also impede our ability to raise future capital.

The elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers and employees.

Our Bylaws contain specific provisions that eliminate the liability of our directors for monetary damages to our company and shareholders, and we are prepared to give such indemnification to our directors and officers to the extent provided by Nevada law. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

We currently lack liquidity and have limited revenues. We will need to raise additional capital, which will result in substantial dilution to existing stockholders.

Substantially all of our cash has been raised through capital raising transactions rather than operations. In order to license, manufacture, and sell our products and to execute on our business plan, we need substantial additional capital. We are currently considering possible sources of this additional capital, including raising capital through the issuance of equity securities. Although the exact amount we intend to raise has not yet been determined, we are contemplating an amount in excess of $5 million. There can be no assurance that we will be able to raise sufficient additional capital at all or on terms favorable to our stockholders or us. If we issue equity securities in order to raise additional capital in the amounts currently contemplated, the shareholders will experience immediate and substantial dilution in their ownership percentage of the combined company. In addition, to raise the capital we need, we may need to issue additional shares at a discount to the current market price. If the terms of such financing are unfavorable to us or our shareholders, the shareholders may experience substantial dilution in the net tangible book value of their stock. In addition, any new equity securities may have rights, preferences or privileges senior to those of existing holders of common stock. If we cannot raise funds on acceptable terms, we may not be able to develop or enhance our products, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements, all of which could have a material adverse effect on us.

Because we may issue additional shares of common stock in public offerings or private placements, your ownership interest in us may be diluted.

Because in the future we may issue shares of common stock to pay for services, to pay for equipment, or to raise money for our operations, your ownership interest may be diluted which results in your percentage of ownership in us decreasing.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements.  All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements.  These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar words. These statements are only predictions.  We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. We discuss many of the risks in greater detail under the heading "Risk Factors."  Also, these forward-looking statements represent our estimates and assumptions only as of the date of this prospectus.  Except as required by law, we assume no obligation to update any forward-looking statements after the date of this prospectus.

This prospectus also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other industry data.  This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates.  We have not independently verified the statistical and other industry data generated by independent parties and contained in this prospectus and, accordingly, we cannot guarantee their accuracy or completeness.  In addition, projections, assumptions and estimates of our future performance and the future performance of the industries in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in "Risk Factors” and elsewhere in this prospectus.  These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the Selling Shareholders pursuant to this reoffer prospectus. All of the common shares which may be offered pursuant to this reoffer prospectus include stock granted under our 2008 Stock Incentive Plan.  The Company may amend this prospectus to include additional shares of common stock issuable upon exercise of stock options that may be offered and sold from time to time to additional Selling Shareholders.  We will receive the exercise price from the exercise by those Selling Shareholders when, and if, such Selling Shareholders are granted and exercise their stock options.  Any proceeds received by us from the exercise of such stock options will be used for general working capital purposes.

SELLING SHAREHOLDERS

This reoffer prospectus relates to the sale of up to 600,000 shares of the common stock that may be offered and resold from time to time by Selling Shareholders (“Selling Shareholders”) identified in this prospectus for their own account issuable pursuant to our 2008 Stock Incentive Plan. A total of 4,000,000 shares of common stock have been reserved for issuance under all awards that may be granted under our 2008 Stock Incentive Plan, of which 3,400,000 shares remain available for issuance.

If, subsequent to the date of this reoffer prospectus, we grant any further awards under the 2008 Stock Incentive Plan, to any eligible participants who are affiliates of our company (as defined in Rule 405 under the Securities Act), Instruction C of Form S-8 requires that we supplement this reoffer prospectus with the names of such affiliates and the amounts of securities to be reoffered by them as Selling Shareholders.

The following table provides, as of October 1, 2008, the information regarding the beneficial ownership of our common shares held by each of the Selling Shareholders, including:

1.	the number of common shares owned by each Selling Shareholder prior to this offering;

2.	the total number of common shares that are to be offered by each Selling Shareholder;

3.	the total number of common shares that will be owned by each Selling Shareholder upon completion of the offering; and

4.	the percentage owned by each Selling Shareholder upon completion of the offering.

Information with respect to beneficial ownership is based upon information obtained from the Selling Shareholders. Information with respect to "Shares Beneficially Owned Prior to the Offering" includes the shares issuable upon exercise of the stock options held by the Selling Shareholders to the extent these options are exercisable within 60 days of October 6, 2008. The "Number of Shares Being Offered" includes the common shares that may be acquired by the Selling Shareholders pursuant to the exercise of stock options granted to the Selling Shareholders pursuant to our 2008 Stock Incentive Plan. Information with respect to "Shares Beneficially Owned After the Offering" assumes the sale of all of the common shares offered by this prospectus and no other purchases or sales of our common shares by the Selling Shareholders. Except as described below and to our knowledge, the named Selling Shareholder beneficially owns and has sole voting and investment power over all common shares or rights to these common shares.

The common shares currently owned and the common shares received upon exercise of the options offered by this reoffer prospectus may be offered from time to time by the Selling Shareholders named below. Because the Selling Shareholders may offer all or part of the common shares currently owned or the common shares received upon exercise of the options, no estimate can be given as to the amount of options that will be held upon termination of this offering.

Certain unnamed non-affiliates, each of whom own no more than the lesser of 1,000 shares or 1% of the shares issuable under the 2008 Stock Incentive Plan may use the reoffer prospectus for reoffers and resales of up to 1,000 shares each.

	SHARES BENEFICIALLY OWNED PRIOR TO THIS OFFERING (1)		NUMBER OF SHARES BEING	SHARES BENEFICIALLY OWNED UPON COMPLETION OF THE OFFERING (1)

NAME	NUMBER	PERCENT (2)	OFFERED	NUMBER	PERCENT (2)
Daniel McKinney(3)	2,500,000	7.3%	300,000	2,200,000	6.4%
James Lin(4)	2,961,582	8.6%	300,000	2,661,582	7.8%

TOTAL SHARES			600,000

* less than one percent

(1)
The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling shareholder has sole or shared voting power or investment power and also any shares, which the selling shareholder has the right to acquire within 60 days.

(2)	Based upon 34,255,573shares of common stock issued and outstanding as of October 1, 2008.

(3)
Mr. McKinney serves as our Chief Executive Officer and Principal Financial Officer.  Shares beneficially owned by Mr. McKinney include 300,000 shares issued under the 2008 Stock Incentive Plan. Mr. Mckinney owns 1.5 million  shares in his name and 1 million shares in the name of his company, Coldway Ltd.

(4)	Shares beneficially owned by Mr. Lin include 300,000 shares issued under the 2008 Stock Incentive Plan.

Since our Company does not currently meet the registrant requirements for use of Form S-3, the amount of common shares which may be resold by means of this reoffer prospectus by each of the Selling Shareholders, and any other person with whom he or she is acting in concert for the purpose of selling securities of our company, must not exceed, in any three month period, the amount specified in Rule 144(e) promulgated under the Securities Act.

PLAN OF DISTRIBUTION

Under our 2008 Stock Incentive Plan, we are authorized to issue up to 4,000,000 shares of our common stock.

Subject to the foregoing, the Selling Shareholders may offer and sell the shares covered by this prospectus at various times. The Selling Shareholders will act independently of our Company in making decisions with respect to the timing, manner and size of each sale.

No Known Agreements to Resell the Shares

To our knowledge, no Selling Shareholder has any agreement or understanding, directly or indirectly, with any person to resell the common shares covered by this prospectus.

Offering Price

The sales price offered by the Selling Shareholders to the public may be:

1.	the market price prevailing at the time of sale;

2.	a price related to such prevailing market price; or

3.	such other price as the selling shareholders determine from time to time.

Manner of Sale

The common shares may be sold by means of one or more of the following methods:

•	a block trade in which the broker-dealer so engaged will attempt to sell the common shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions in which the broker solicits purchasers;

•	through options, swaps or derivatives;

•	In transactions to cover short sales;

•	In privately negotiated transactions; or

•	In a combination of any of the above methods.

The Selling Shareholders may sell their common shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their common shares. Brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the Selling Shareholders, or, if any such broker-dealer acts as agent for the purchaser of common shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved.

Broker-dealers may agree with a Selling Shareholder to sell a specified number of common shares at a stipulated price per common share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling shareholder, to purchase as principal any unsold common shares at the price required to fulfill the broker-dealer commitment to the Selling Shareholder.

Broker-dealers who acquire common shares as principal may thereafter resell the common shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the common shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If our Selling Shareholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker-dealers acting as underwriters.

The Selling Shareholders and any broker-dealers or agents that participate with the Selling Shareholders in the sale of the common shares may be deemed to be "underwriters" within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the common shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any common shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Accordingly, during such times as a Selling Shareholder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, the selling shareholder must comply with applicable law and, among other things:

•	may not engage in any stabilization activities in connection with our common stock;

•	may not cover short sales by purchasing shares while the distribution is taking place; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this prospectus available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

Penny Stock Rules

The SEC has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "institutional accredited investors." The term "institutional accredited investor" refers generally to those accredited investors who are not natural persons and fall into one of the categories of accredited investor specified in subparagraphs (1), (2), (3), (7) or (8) of Rule 501 of Regulation D promulgated under the Securities Act, including institutions with assets in excess of $5,000,000.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form required by the Securities and Exchange Commission, obtain from the customer a signed and dated acknowledgement of receipt of the disclosure document and to wait two business days before effecting the transaction. The risk disclosure document provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account.

The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

State Securities Laws

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. These expenses are estimated to be $3,000, including, but not limited to, legal, accounting, printing and mailing fees. The Selling Shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

LEGAL MATTERS

Richardson & Patel LLP has issued an opinion as to the validity of the securities being registered hereunder.

EXPERTS

The financial statements incorporated by reference herein have been audited by Malone & Bailey P.C., and Weinberg & Company, P.A to the extent and for the periods set forth in its reports. Such financial statements are included in reliance upon the authority of said firms as experts in auditing and accounting.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents previously filed by Sino Fibre pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

•	The Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, as filed with the SEC on April 22, 2008;

•	The Company’s Form 10-KSB/A for the fiscal year ended December 31, 2007, as filed with the SEC on April 24, 2008;

•	The Company’s Current Report on Form 8-K filed with the SEC on April 28, 2008;

•	The Company’s Current Report on Form 8-K filed with the SEC on May 6, 2008;

•	The Company’s Current Report on Form 8-K filed with the SEC on May 12, 2008;

•	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, as filed with the SEC on May 20, 2008;

•	The Company’s Current Report on Form 8-K filed with the SEC on June 4, 2008;

•	The Company’s Current Report on Form 8-K filed with the SEC on June 17, 2008;

•	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, as filed with the SEC on August 15, 2008;

•	The Company’s Current Report on Form 8-K filed with the SEC on August 19, 2008; and

•	The Company’s Current Report on Form 8-K/A filed with the SEC on September 23, 2008.

•
All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the annual report referred to in paragraph (a) above; and

•	The description of the Company’s common stock that is contained in the Company’s Registration Statement on Form SB-2 (File No. 333-138561) as amended, filed February 6, 2007.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Statements contained in this prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.  The Company undertakes to provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written request of any such person to the Company, a copy of any or all of the documents referred to above that have been or may be incorporated into this prospectus by reference, including exhibits to such documents (unless such exhibits are specifically incorporated by reference to such documents).  Requests for such copies should be directed to Daniel McKinney, The Chrysler Building, 405 Lexington Avenue, 26th Floor, New York, New York 10174.

  DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

            (a)                 is not liable pursuant to Nevada Revised Statute 78.138, or

            (b)           acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)           is not liable pursuant to Nevada Revised Statute 78.138; or

(b)           acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following:

(a)           the creation of a trust fund;

(b)           the establishment of a program of self-insurance;

(c)           the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and

(d)           the establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)           by the stockholders;

(b)           by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)           if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

(d)           if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Section VIII of the Company’s Articles of Incorporation contains the following provision regarding the liability the directors may incur while acting in that capacity:

No director of the corporation shall be liable to the corporation or any of its shareholders for monetary damages for an act or omission in the directors capacity as a director, except that this Article VIII shall not authorize the elimination or limitation of liability of a director of the corporation to the extent the director is found liable for: (i) a breach of such directors duty of loyalty to the corporation or its shareholders; (ii) an act or omission not in good faith that constitutes a breach of duty of such director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the

Further, Section 2.17 of the Company’s Bylaws contains the following provisions with respect to liability of directors and officers:

The Board of Directors shall authorize the Corporation to pay or reimburse any present or former Director or officer of the Corporation any costs or expenses actually and necessarily incurred by that officer in any action, suit, or proceeding to which the officer is made a party by reason of holding that position, provided, however, that no officer shall receive such indemnification if finally adjudicated therein to be liable for negligence or misconduct in office. This indemnification shall extend to good-faith expenditures incurred in anticipation of threatened or proposed litigation. The Board of Directors may in proper cases, extend the indemnification to cover the good-faith settlement of any such action, suit, or proceeding, whether formally instituted or not.

These indemnification provisions between the Company and its officers and directors may be sufficiently broad to permit indemnification of the Company’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933 (“Securities Act”).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the Nevada Revised Statutes, our Bylaws or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information the Company files at the SEC’s public reference room at 100 F Street, NE, N.W., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and through the web site maintained by the SEC at www.sec.gov.

As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits filed with or incorporated by reference into the registration statement. Whenever a reference is made in this prospectus to an agreement or other document of the Company, be aware that such reference is not necessarily complete and that you should refer to the exhibits that are filed with or incorporated by reference into the registration statement for a copy of the agreement or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the web site maintained by the SEC at www.sec.gov.

You should read this prospectus and any prospectus supplement together with the registration statement and the exhibits filed with or incorporated by reference into the registration statement. The information contained in this prospectus speaks only as of its date unless the information specifically indicates that another date applies.

We have not authorized any person to give any information or to make any representations that differ from, or add to, the information discussed in this prospectus. Therefore, if anyone gives you different or additional information, you should not rely on it.   This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful.  Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.

SINO FIBRE COMMUNICATIONS, INC.

600,000 SHARES OF COMMON STOCK

PROSPECTUS

October 6, 2008

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                      Incorporation of Documents by Reference.

The following documents previously filed by Sino Fibre Communications, Inc., a Nevada Corporation (“Sino Fibre” or the “Registrant”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

•	The Registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, as filed with the SEC on April 22, 2008;

•	The Registrant’s Form 10-KSB/A for the fiscal year ended December 31, 2007, as filed with the SEC on April 24, 2008;

•	The Registrant’s Current Report on Form 8-K filed with the SEC on April 28, 2008;

•	The Registrant’s Current Report on Form 8-K filed with the SEC on May 6, 2008;

•	The Registrant’s Current Report on Form 8-K filed with the SEC on May 12, 2008;

•	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, as filed with the SEC on May 20, 2008;

•	The Registrant’s Current Report on Form 8-K filed with the SEC on June 4, 2008;

•	The Registrant’s Current Report on Form 8-K filed with the SEC on June 17, 2008;

•	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, as filed with the SEC on August 15, 2008;

•	The Company’s Current Report on Form 8-K filed with the SEC on August 19, 2008; and

•	The Company’s Current Report on Form 8-K/A filed with the SEC on September 23, 2008.

•
All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the annual report referred to in paragraph (a) above; and

•	The description of the Registrant’s common stock that is contained in the Registrant’s Registration Statement on Form SB-2 (File No. 333-138561) as amended, filed February 6, 2007.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.                      Description of Securities.

Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.                      Interests of Named Experts and Counsel.

Richardson & Patel, LLP has given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock.  As of the date of this registration statement, Richardson and Patel LLP owns 127,500 shares of the Company’s common stock issued under the 2008 Stock Incentive Plan and an additional 80,000 of the Company’s restricted common stock. No expert named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries.

Item 6.                      Indemnification of Directors and Officers.

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

            (a)                 is not liable pursuant to Nevada Revised Statute 78.138, or

            (b)           acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)           is not liable pursuant to Nevada Revised Statute 78.138; or

(b)           acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following:

(a)           the creation of a trust fund;

(b)           the establishment of a program of self-insurance;

(c)           the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and

(d)           the establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)           by the stockholders;

(b)           by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)           if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

(d)           if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Section VIII of the Company’s Articles of Incorporation contains the following provision regarding the liability the directors may incur while acting in that capacity:

No director of the corporation shall be liable to the corporation or any of its shareholders for monetary damages for an act or omission in the directors capacity as a director, except that this Article VIII shall not authorize the elimination or limitation of liability of a director of the corporation to the extent the director is found liable for: (i) a breach of such directors duty of loyalty to the corporation or its shareholders; (ii) an act or omission not in good faith that constitutes a breach of duty of such director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the

Further, Section 2.17 of the Company’s Bylaws contains the following provisions with respect to liability of directors and officers:

The Board of Directors shall authorize the Corporation to pay or reimburse any present or former Director or officer of the Corporation any costs or expenses actually and necessarily incurred by that officer in any action, suit, or proceeding to which the officer is made a party by reason of holding that position, provided, however, that no officer shall receive such indemnification if finally adjudicated therein to be liable for negligence or misconduct in office. This indemnification shall extend to good-faith expenditures incurred in anticipation of threatened or proposed litigation. The Board of Directors may in proper cases, extend the indemnification to cover the good-faith settlement of any such action, suit, or proceeding, whether formally instituted or not.

These indemnification provisions between the Company and its officers and directors may be sufficiently broad to permit indemnification of the Company’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933 (“Securities Act”).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the Nevada Revised Statutes, our Bylaws or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Item 7.                      Exemption from Registration Claimed.

The shares of common stock to be sold by the Selling Shareholders pursuant to this Registration Statement were issued in connection with Stock Awards to the Selling Shareholders pursuant to the 2008 Stock Incentive Plan.  All of the shares of common stock issued to the Selling Shareholders which shares are being registered for reoffer and resale under this registration statement, were or will be issued in reliance upon the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”) to “accredited investors” as that term is defined in Rule 501(a) of Regulation D, promulgated under the Securities Act, and not involving any public offering, or were or will be issued as bonuses to employees such that the issuance thereof was not deemed to be a “sale” as that term is defined under Section 2(a)(3) of the Securities Act.

Item 8.                      Exhibits.

Exhibit Number	Description
5.1	Opinion of Richardson & Patel LLP
10.1	Sino Fibre Communications, Inc. 2008 Stock Incentive Plan
23.1	Consent of Richardson & Patel LLP (included in Exhibit 5.1)
23.2	Consent of Weinberg & Company, P.A.
23.3	Consent of Malone & Bailey, PC

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on October 6, 2008.

SINO FIBRE COMMUNICATIONS, INC. (Registrant)
By:	/s/ Daniel McKinney
Daniel McKinney
Chief Executive Officer and Principal Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Sino Fibre Communications, Inc. hereby constitutes and appoints Daniel McKinney, his  attorney-in-fact and agent, with full power of substitution and resubstitution for her in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the shares of common stock under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or her substitute may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date
/s/ Daniel McKinney	Chief Executive Officer, Principal Financial Officer and Director	October 6, 2008
Daniel McKinney

/s/ Samuel Chan	Director	October 6, 2008
Samuel Chan

/s/ Shawnee Merten	Director	October 6, 2008
Shawnee Merten